UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/24/2008

API NANOTRONICS CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

Delaware	98-0200798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

505 University Avenue
Suite 1400
Toronto, Ontario M5G 1X3
Canada
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

Between April 24, 2008 and April 29, 2008 API Nanotronics Corp. (the "Company") accepted subscriptions for 38,100,000 shares of its common stock for $0.05 per share sold in private placement transactions to (i) investors located outside the United States, which sales were made pursuant to Regulation S under the Securities Act of 1933, and (ii) accredited investors located inside the United States, which sales were made pursuant to Regulation D under the Securities Act of 1933. All sales were exempt from registration under such act pursuant to such regulations. No underwriter was involved in such sales and the gross proceeds of such sales were $1,905,000. Following such sales and the issuance of the subscribed shares, there will be 375,093,355 shares of common stock of the Company outstanding and 35,077,750 exchangeable shares of API Nanotronics Sub, Inc. outstanding that are exchangeable for common stock of the Company at any time at the option of the holder without additional consideration.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API NANOTRONICS CORP.

Date: April 29, 2008	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and Vice President